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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form 20-F/A (Commission file number 001-14251) of SAP Akriengesellschaft Systeme, Anwendungen, Products in der Datenverarbeitung (the "Company") of our report dated February 21, 2000, contained in the Annual Report on Form 20-F of the Company for the year ended December 31, 1999 and to all references to our Firm included in these registration statements.



                             Eschborn/Frankfurt/M., June 23, 2000



                             ARTHUR ANDERSEN
                             Wirschaftsprufungesgeselischaft
                             Steuerberatungsgesellschaft mbH



                               Klein                Turowski
                              -------------         -----------
                               Klein                Turowski
                               Wirtschaftsprufer    Wirtschaftsprufer